                                                                    EXHIBIT 99.2


                                     [FRONT]

                            MAIN STREET BANCORP, INC.
                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Alfred B. Mast and Albert L. Evans, Jr., and either of them my/our true and lawful attorney and proxy with full power of substitution for me and in my name, place and stead, to represent and vote all the common stock of the Corporation, standing in my name on its books on November 1, 2001 at the Special Meeting of Shareholders to be held at the Lincoln Plaza Hotel and Conference Center, 5th and Washington Streets, Reading, Pennsylvania, on Thursday, December 20, 2001 at 10:00 A.M., or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as designated on the reverse side.

This proxy is revocable and, when properly executed will be voted in the manner directed hereon, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED. This proxy also will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Special Meeting of Shareholders or any adjournments or postponements thereof.

The votes shown on the reverse side are the total votes that may be cast by this proxy, based on one vote per each share of Main Street Bancorp, Inc. common stock held.

Please vote and sign on the reverse side. No postage is required if this proxy is returned in the enclosed return envelope and mailed in the United States.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement Prospectus dated November 7, 2001, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments or postponements thereof.

                                     [BACK]
                            MAIN STREET BANCORP, INC.
               SPECIAL MEETING OF SHAREHOLDERS - DECEMBER 20, 2001

MATTER NO.1. PROPOSAL to approve and adopt the Agreement and Plan of Merger dated as of July 16, 2001, as amended, between Sovereign Bancorp, Inc. and Main Street Bancorp, Inc., providing, among other things, for the merger of Main Street Bancorp, Inc. with and into Sovereign Bancorp, Inc.

FOR     [_____]     AGAINST     {_____]     ABSTAIN     [_____]

MATTER NO. 2. PROPOSAL to adjourn the special meeting if more time is needed to solicit proxies.

FOR     [_____]     AGAINST     {_____]     ABSTAIN     [_____]

--------------------------------------------------------------------------------

Check Box IF you Plan to Attend the Special Meeting     {_____]
Number attending: _______________

NOTE: The signature(s) on this Proxy must correspond with the name(s) as written upon the face of the share certificate. Executors, administrators, trustees, guardians, and other fiduciaries please so indicate when signing.

Dated: _____________________, 2001


___________________________________
Signature

___________________________________
Signature (if held jointly)


                                       2